UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 19, 2010, InterMune, Inc. (“InterMune”) issued a press release announcing that it plans to offer, subject to market and other conditions, 5,000,000 shares of its common stock in an underwritten public offering. InterMune expects to grant the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock in connection with the offering. All of the shares in the offering will be sold by InterMune. The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement previously filed with the U.S. Securities and Exchange Commission on Form S-3. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Form 8-K”) and incorporated herein by reference.

In addition, in connection with the planned offering, InterMune provided additional disclosure about the company and updated the risk factors contained in its reports filed under the Securities Exchange Act of 1934, as amended. A copy of the additional disclosure about the company is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference, and a copy of the updated risk factors is attached as Exhibit 99.3 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated January 19, 2010.

99.2	Company Disclosure.

99.3	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2010	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 19, 2010.

99.2	Company Disclosure.

99.3	Risk Factors.